Exhibit 10.1

LOCK-UP AGREEMENT

This STOCKHOLDER LOCK-UP AGREEMENT (this “Agreement”), dated as of November 10, 2020, is entered into by and among Triterras, Inc., a Cayman Islands exempted company (“Holdco”), Netfin Acquisition Corp., a Cayman Islands exempted company (“Netfin”), MVR Netfin LLC, a Nevada limited liability company, as the representative of Netfin (“Netfin Representative”), IKON Strategic Holdings Fund, a Cayman Islands exempted company (along with any of its respective transferees, successors or assigns, “IKON”) and Symphonia Strategic Opportunities Limited (along with any of its respective transferees, successors or assigns,“SSOL”, and together with IKON, the “Stockholders” and each a “Stockholder”). Capitalized terms used but not defined herein shall have the meaning given to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Netfin, Holdco, Netfin Merger Sub, a Cayman Islands exempted company (“Netfin Merger Sub”), Netfin Representative and the Stockholders are party to that certain Business Combination Agreement, dated July 29, 2020 (the “Business Combination Agreement”), which provided, among other things, for the merger of Netfin Merger Sub with and into Netfin, with Netfin continuing as the Surviving Netfin Company and wholly-owned subsidiary of Holdco, as a result of which, each issued and outstanding ordinary share of Netfin immediately prior to the Netfin Merger Effective Time became no longer outstanding and automatically converted into the right of the holder thereof to receive one ordinary share of Holdco and each outstanding warrant to purchase ordinary shares of Netfin became exercisable for ordinary shares of Holdco on identical terms;

WHEREAS, at the Closing and in accordance with the terms of the Business Combination Agreement, Holdco acquired indirect ownership of all of the issued and outstanding shares of Triterras Fintech Pte. Ltd. from the Stockholders in exchange for a combination of cash and Holdco Ordinary Shares.

WHEREAS, as of the Closing, (i) the Stockholders will be the holders of Holdco Ordinary Shares (together with any Holdco Ordinary Shares are thereafter issued to or otherwise acquired by such Stockholders, or for which such Stockholder otherwise becomes the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act but excluding any such securities for which such Stockholder does not have disposition power), prior to the termination of this Agreement being referred to herein as the “Subject Securities”); and

WHEREAS, as a condition to the willingness of Holdco, Netfin and Netfin Merger Sub to enter into the Business Combination Agreement, Netfin has required that the Stockholders, and as an inducement and in consideration therefor, the Stockholders have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

article I

Lock-up

1.1 Lock-Up. IKON hereby agrees that from the Closing until three (3) months after the Effective Time (the “10% Lock-Up Period”), IKON shall not transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (collectively, “Transfer”) more than 10% of the Subject Securities held at the Effective Time (the “IKON Locked-Up Securities”) or any security convertible into or exchangeable for such IKON Locked-Up Securities. SSOL and IKON hereby agree that from the Closing until six (6) months after the Effective Time (the “90% Lock-Up Period”, and together with the 10% Lock-Up Period, the “Lock-Up Periods”), SSOL shall not Transfer the Subject Securities held at the Effective Time (the “Remaining Locked-Up Securities”, and together with the IKON Locked-Up Securities, the “Locked-Up Securities”) or any security convertible into or exchangeable for such Remaining Locked-Up Securities. Each Stockholder hereby agrees that during the applicable Lock-Up Period, such Stockholder shall not: (a) enter into any contract with respect to any Transfer of the Locked-Up Securities or any interest therein (including any short sale), or grant any option to purchase or otherwise dispose of or enter into any Hedging Transaction (as defined below) relating to the Locked-Up Securities, (b) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Locked-Up Securities except to the extent consistent with this Agreement or (c) deposit or permit the deposit of the Locked-Up Securities into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Locked-Up Securities. The foregoing restrictions are expressly intended to preclude the Stockholders from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Transfer of any Locked-Up Securities or the economic consequences of ownership of the Locked-Up Securities, even if the Locked-Up Securities would be Transferred by someone other than the Stockholders. For purposes of this Agreement, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Locked-Up Securities. Notwithstanding the foregoing, during its respective Lock-Up Period each Stockholder may, (i) Transfer Locked-Up Securities: (A) by will, (B) by operation of Law, (C) for estate planning purposes, (D) for charitable purposes or as charitable gifts or donations or (E) to any of its Affiliates or by distributions of Locked-Up Securities to any of its limited partners, members or stockholders. Each transferee of the IKON Locked-Up Securities or Locked-Up Securities pursuant to Clause (E) in the preceding sentence must agree in writing to be bound by the terms and conditions of this Section 1.1; and (ii) Transfer Locked-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Holdco Ordinary Shares involving a change of control of Holdco or other similar transaction. Any discretionary waiver or termination of the restrictions of any other similar agreements by Holdco shall automatically apply to the Stockholders.

article II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder represents and warrants to Netfin and Holdco that:

2.1 Authorization; Binding Agreement. Such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder, and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or any other similar Law affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law) (the “Enforceability Exceptions”).

2.2 Non-Contravention. The execution and delivery of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the charter, bylaws, or other organizational document of such Stockholder or any of its Subsidiaries, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on such Stockholder’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any material Contract or other agreement, instrument or obligation to which such Stockholder or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any Law applicable to such Stockholder or any of its Subsidiaries or any of its or their properties or assets in any material respect, in any such case as would reasonably be expected to impair, prevent, or materially delay such Stockholder’s ability to enter into the transactions contemplated by this Agreement or comply with the covenants contained in this Agreement.

2.3 Ownership of Subject Securities; Total Shares. As of the Closing, such Stockholder will be the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of its respective Subject Securities and will have good title to its respective Subject Securities free and clear of any Lien (including any restriction on the right to vote or otherwise transfer such Subject Securities), except as (a) provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act and (c) subject to any risk of forfeiture with respect to any Holdco Ordinary Shares granted to such Stockholder under an employee benefit plan of Netfin. As of the Closing, no Person shall have any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Securities except subject to any risk of forfeiture with respect to any Holdco Ordinary Shares granted to such Stockholder under an employee benefit plan of Netfin.

2.4 Reliance. Such Stockholder has had the opportunity to review the Business Combination Agreement and this Agreement with counsel of such Stockholder’s own choosing. Such Stockholder understands and acknowledges that Netfin and Holdco are entering into the Business Combination Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

article III

REPRESENTATIONS AND WARRANTIES OF HOLDCO AND NETFIN

Holdco and Netfin represent and warrant to the Stockholders that:

3.1 Organization; Authorization. Holdco is an exempted company, duly organized, validly existing and in good corporate standing (to the extent such concepts are applicable) under the Cayman Islands. Netfin is an exempted company, duly organized, validly existing and in good corporate standing (to the extent such concepts are applicable) under the Cayman Islands. Holdco and Netfin have all requisite corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution, delivery and performance of this Agreement by Holdco and Netfin and the consummation by Holdco and Netfin of the transactions contemplated hereby have been duly and validly authorized by all necessary action by the boards of directors of Holdco and Netfin, and no other proceedings by or on the part of Holdco or Netfin are necessary to authorize this Agreement, to perform its obligations hereunder, or to consummate the transactions contemplated hereby.

3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by Holdco and Netfin and constitutes a valid and binding obligation of each of Holdco and Netfin, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile or email or sent by a nationally recognized overnight courier service, in each case, addressed in accordance with the provisions of the Business Combination Agreement.

4.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earliest of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the date of any amendment to the Business Combination Agreement that has an adverse effect on any Stockholder and (c) the expiration of the Lock-Up Periods. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

4.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective and the Netfin Representative (which consent may not be unreasonably withheld). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4 Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party hereto may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

4.5 Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Law of the State of New York without giving effect to the principles of conflicts of law thereof or of any other jurisdiction that would result in the application of the Law of any other jurisdiction. Each of the parties hereby irrevocably submit to the exclusive jurisdiction of the federal court sitting in the County of New York in the State of New York, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such Action shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 4.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF HOLDCO, NETFIN OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

4.6 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic mail transmission (including in portable document format (pdf) or otherwise) or by facsimile shall be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

4.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to its subject matter.

4.8 Severability. If any term, provision, covenant or restriction of this Agreement or the application thereof is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.9 Specific Performance. The parties hereto agree that Holdco and Netfin would be irreparably damaged if for any reason the Stockholders fail to perform any of their respective obligations under this Agreement and that Holdco and Netfin may not have an adequate remedy at Law for money damages in such event. Accordingly, Holdco and Netfin shall be entitled to seek specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the federal court sitting in the County of New York in the State of New York, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

4.10 Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

4.11 No Presumption. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

4.12 Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

4.13 Interpretation. Unless the context otherwise requires, as used in this Agreement: (a) the words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the use of the word “or” shall not be exclusive unless expressly indicated otherwise; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import; (d) any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, (e) words denoting either gender shall include both genders as the context requires; (f) where a word or phrase is defined herein or in the Business Combination Agreement, each of its other grammatical forms shall have a corresponding meaning; (g) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement; (h) time is of the essence with respect to the performance of this Agreement; (i) the word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement and any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns; (j) a reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation; and (k) the word “will” shall be construed to have the same meaning and effect as the word “shall.”

4.14 Capacity as Stockholder. Nothing herein shall in any way restrict a director or officer of Holdco or Netfin (including, for the avoidance of doubt, any director nominated by any Stockholder) in the exercise of his or her fiduciary duties as a director or officer of Holdco or Netfin, as applicable, or prevent or be construed to create any obligation on the part of any director or officer of Holdco or Netfin, as applicable, (including, for the avoidance of doubt, any director of Holdco or Netfin nominated by any Stockholder) from taking any action in his or her capacity as such director or officer of Holdco or Netfin, as applicable.

4.15 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Business Combination Agreement is executed by all parties thereto and (b) this Agreement is executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

TRITERRAS, INC.

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Chief Executive Officer

NETFIN ACQUISITION CORP.

By:	/s/ Richard Maurer
Name:	Richard Maurer
Title:	Chief Executive Officer

MVR NETFIN LLC

By:	/s/ Richard Maurer
Name:	Richard Maurer
Title:	Manager

TRITERRAS FINTECH PTE. LTD.

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Chief Executive Officer

Symphonia Strategic Opportunities Limited

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Authorized Signatory

IKON STRATEGIC HOLDINGS FUND

By:	/s/ Srinivas Koneru
Name:	Srinivas Koneru
Title:	Authorized Signatory

[Signature page to Lock-Up Agreement]